UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2020

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive
Wilmington, DE 19808

Registrant’s telephone number, including area code (302) 995-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2020 (such date, the “Closing Date”), Ashland LLC, a Kentucky limited liability company (“Ashland”) and an indirect subsidiary of Ashland Global Holdings Inc., a Delaware corporation (“Ashland Global”), entered into a Credit Agreement (the “Credit Agreement”) among Ashland Global, Ashland Chemco Inc., a Delaware corporation (a direct subsidiary of Ashland Global and the direct parent company of Ashland) (“Chemco”), Ashland, as borrower, Ashland Services B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Dutch Borrower”), as borrower, each lender from time to time party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and a letter of credit issuer, each other letter of credit issuer from time to time party thereto and Citibank, N.A., as syndication agent.  The Credit Agreement provides for (i) a $250 million five-year delayed draw term loan A facility (the “TLA Facility”), which may be drawn by Ashland, and (ii) a $600 million five-year revolving credit facility (including a $125 million letter of credit sublimit) (the “Revolving Facility” and together with the TLA Facility, the “Credit Facilities”), which may be drawn by Ashland or the Dutch Borrower.  Proceeds of borrowings under the Revolving Credit Facility were used on the Closing Date to refinance Ashland’s existing credit agreement dated as of May 17, 2017 (as amended, the “Existing Credit Agreement”).  After the Closing Date, proceeds of borrowings under the Revolving Facility will be used, among other things, to provide ongoing working capital and for other general corporate purposes.  The proceeds of borrowings under the TLA Facility may be used to refinance all or a portion of Ashland’s outstanding 4.750% Senior Notes due 2022 and 6.875% Senior Notes due 2043 and the outstanding 6.60% Senior Notes due 2027 and the 6.50% junior subordinated notes due 2029 of Hercules LLC, a Delaware LLC.  Commitments in respect of the TLA Facility will terminate on the earlier of June 30, 2020 and the date on which the TLA Facility is initially funded.

On the Closing Date, commitments under the Existing Credit Agreement were terminated.

The Credit Facilities are guaranteed by Ashland Global and Chemco, and the obligations of the Dutch Borrower under the Revolving Facility are guaranteed by Ashland.  The Credit Facilities are unsecured.

At the Company’s option, loans issued under the Credit Agreement will bear interest at either LIBOR or an alternate base rate, in each case plus the applicable interest rate margin. Loans will initially bear interest at LIBOR plus 1.375% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.375%, in the alternative, through and including the date of delivery of a quarterly compliance certificate and thereafter the interest rate will fluctuate between LIBOR plus 1.250% per annum and LIBOR plus 1.750% per annum (or between the alternate base rate plus 0.250% per annum and the alternate base rate plus 0.750% annum), based upon the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) at such time.  In addition, the Company will initially be required to pay fees of 0.20% per annum on the daily unused amount of the Revolving Facility through and including the date of delivery of a compliance certificate, and thereafter the fee rate will fluctuate between 0.15% and 0.30% per annum, based upon the Consolidated Net Leverage Ratio.

The Credit Facilities may be prepaid at any time without premium. The TLA Facility will not amortize in each of the first and second years after the Closing Date and will amortize at a rate of 5.0% per annum, 10% per annum and 20% per annum in the third, fourth and fifth years, respectively, after the Closing Date (payable in equal quarterly installments), with the outstanding balance of the TLA Facility to be paid on the date that is five years after the Closing Date.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional subsidiary indebtedness, investments, mergers, dispositions, restricted payments, changes in the nature of business, affiliate transactions, restrictions on distributions by subsidiaries, use of proceeds, accounting changes, passive holding company limitations on Ashland Global and Chemco and other customary limitations, as well as financial covenants (including maintenance of a maximum Consolidated Net Leverage Ratio and a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement)).  The Credit Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, impairment of loan documentation and change of control.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The above description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed with this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of January 10, 2020, among Ashland Global Holdings Inc., Ashland Chemco Inc., Ashland LLC, Ashland Services B.V., each lender from time to time party thereto, the Bank of Nova Scotia, as administrative agent, swing line lender and a letter of credit issuer, each other letter of credit issuer from time to time party thereto and Citibank, N.A., as syndication agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC. (Registrant)

January 10, 2020	By:	/s/ Peter J. Ganz
		Name:	Peter J. Ganz
		Title:	Senior Vice President, General Counsel and Secretary